Exhibit (13)(c)
FORM OF
AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT
     EXPENSE LIMITATION AGREEMENT, effective as of March 1, 2005, and amended and restated as of October [   ], 2009, by and between Transamerica Asset Management, Inc. (formerly, Transamerica Fund Advisors, Inc.)(the “Investment Manager”), and Transamerica Funds (formerly, Transamerica IDEX Mutual Funds)(the “Company”), on behalf of each series of the Company set forth in Schedule A (each a “Fund,” and collectively, the “Funds”).
     WHEREAS, the Company is a Delaware statutory trust, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Company; and
     WHEREAS, the Company and the Investment Manager have entered into investment advisory agreements on behalf of the Funds (“Management Agreements”), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and
     WHEREAS, the Company and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject; and
     WHEREAS, the Company and the Investment Manager wish to structure this Expense Limitation Agreement in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend, and in a manner consistent with the SEC’s interpretation of analogous requirements in Rule 18f-3(a) under the 1940 Act;
     NOW, THEREFORE, the parties hereto agree as follows:
4. Expense Limitation.
     1.1. Applicable Expense Limit. The Investment Manager agrees to reduce the investment management fees payable to it pursuant to the Management Agreements and make payments to the Funds to the extent necessary to limit the ordinary operating expenses incurred by each Fund in any fiscal year, excluding interest, taxes, 12b-1 fees, brokerage commissions, extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of such Fund’s business (“Fund Operating Expenses”) to the Operating Expense Limit, as defined in Section 1.2 below. With respect to Class P shares of a Fund, if any, “Fund Operating Expenses” shall mean the ordinary operating expenses incurred by the Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager, but excluding interest, taxes, brokerage commissions, extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of such Fund’s business. For each Fund, any amount of Fund Operating Expenses above the Operating Expense Limit (such excess amount, the “Excess Amount”) shall be the liability of the Investment Manager.
     1.2. Operating Expense Limit. The “Operating Expense Limit” in any fiscal year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.
     1.3. Duration of Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule A. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund by delivering a revised Schedule A to the Company reflecting such extension. Such an extension must continue at the same (or lower) Operating Expense Limit amount specified on Schedule A.
     1.4. Method of Computation. This Expense Limitation Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend. In the event of any conflict between any term of this Expense Limitation Agreement and the previous sentence, the previous sentence shall control.
     Advisory fees and other expenses related to the management of the Company’s assets. Each Class of each Fund shall be allocated and shall pay an investment management fee and other fees and expenses related to the management of the Fund’s assets (including custodial fees and tax return preparation fees) on the basis of the net asset value of that Class in relation to the net asset value of the Fund. The benefit of a waiver or reimbursement of any advisory fee and any other fees and expenses related to the management of the Fund’s assets (including custodial fees and tax return preparation fees) shall be allocated to all shares by net asset value, regardless of Class.
     Other fees and expenses. Each Class of each Fund may be allocated and may pay a different share of other fees and expenses, not including advisory or custodial fees or other fees and expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes.
     Subject to the foregoing, to determine the Investment Manager’s liability with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund generally will be annualized as of that day. If the annualized Fund Operating Expenses of a Fund as of that day exceed the Operating Expense Limit of such Fund, the management fees payable to the Investment Manager that are accrued that day generally will be waived in an amount sufficient to reduce the Excess Amount so that the annualized Fund Operating Expenses as of that day equal the Operating Expense Limit. If such waiver of management fees is not sufficient to equal the Operating Expense Limit, the Fund will accrue a receivable from the Investment Manager in an amount sufficient so that the annualized Fund Operating Expenses equal to the Operating Expense Limit.
     In case a Fund needs to accrue such receivables from the Investment Manager during any month, the Fund will inform the Investment Manager about the Excess Amount owed to the Fund for that month and the Investment Manager will remit to the Fund promptly after the end of the month an amount that, together with already waived management fees, is sufficient to pay that month’s Excess Amount.
     1.5. Periodic Adjustments. As necessary, daily, monthly and annual adjustments, accruals or payments will be made by the appropriate party to ensure that the amount of the management fees waived and payments remitted to a Fund by the Investment Manager equal the Excess Amount for any Fund fiscal year during the duration of this Agreement.
2. Reimbursement of Fee Waivers and Expense Reimbursements.
     If on any day or month, the estimated annualized Fund Operating Expenses of the Funds listed in Schedule B as of that day or month are less than the Operating Expense Limit as of that day or month, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Fund pursuant to Section I hereof during any of the previous thirty-six (36) months beginning with the effective date of this Agreement (the “Reimbursement Amount”), to the extent that the annualized Fund Operating Expenses plus the amount so reimbursed equals, as of such day or month, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Reimbursement Amount may not include any additional charge or fees, such as interest accruable on the Reimbursement Amount. Amounts so reimbursed shall be allocated to the oldest Reimbursement Amount during the previous thirty-six (36) months until fully reimbursed, and thereafter, to the next oldest Reimbursement Amount, and so forth. Periodic adjustments to the Reimbursement Amount and related reimbursement may be made by the Fund, as necessary to ensure that the amount of Fund Operating Expenses during any Fund fiscal year never exceed the Operating Expense Limit during that fiscal year.
3. Term and Termination of Agreement.
     Unless the Investment Manager has extended the duration of the Operating Expense Limit with respect to a Fund pursuant to Section 1.3 of this Agreement, this Agreement shall automatically renew effective March 1 of every year for one-year terms until such time as the Investment Manager provides written notice of non-renewal past the then-current term. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Investment Management Agreement of that Fund.
4. Miscellaneous.
     4.1. Multiple Class Plan. In case a Fund has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the Fund in accordance with the terms of the Fund’s multiple class plan pursuant to Rule 18f-3 under the 1940 Act.
     4.2. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
     4.3. Interpretation. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

     4.4. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.
5. Voluntary Expense Limitation and Reimbursement.
     5.1. Notwithstanding any other provision of this Agreement, the Investment Manager (or its affiliates) may voluntarily waive fees and/or reimburse expenses of one or more classes of Transamerica Money Market (the “Money Market Fund”) to such level(s) as the Company’s officers may reasonably determine. Any such waiver or expense reimbursement may be discontinued by the Investment Manager at any time. The Investment Manager shall be entitled to recapture any amounts so waived or reimbursed upon the Money Market Fund attaining such yield as the Company’s officers reasonably determine.
     5.2. Once the Money Market Fund has maintained a daily positive yield for a reasonable amount of time, as determined by the Investment Manager, the Investment Manager shall be entitled to reimbursement by the Money Market Fund of the fees waived and/or expenses reimbursed by the Investment Manager or any of its affiliates to the Money Market Fund pursuant to Section 5.1 of this Agreement during any of the previous thirty-six (36) months beginning July 1, 2009. Any such reimbursement shall not result in the Money Market Fund’s effective daily yield to be negative.
     This Agreement supersedes all prior written agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.
     The parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.
By:
Dennis P. Gallagher
Senior Vice President, General Counsel and Secretary

TRANSAMERICA FUNDS
By:
Christopher A. Staples
Vice President and Chief Investment Officer

SCHEDULE A
TRANSAMERICA FUNDS
OPERATING EXPENSE LIMITS
     This Agreement relates to the following Funds of the Company:

	MAXIMUM
	OPERATING
	EXPENSE LIMIT
	EFFECTIVE
FUND NAME	THROUGH	EXPENSE LIMIT
Transamerica AllianceBernstein International Value	March 1, 2010	1.13%
Transamerica American Century Large Company Value	March 1, 2010	None
Transamerica Asset Allocation — Conservative Portfolio	March 1, 2010	0.45%
Transamerica Asset Allocation — Growth Portfolio	March 1, 2010	0.45%
Transamerica Asset Allocation — Moderate Growth Portfolio	March 1, 2010	0.45%
Transamerica Asset Allocation — Moderate Portfolio	March 1, 2010	0.45%
Transamerica Balanced	March 1, 2011	1.45%*
Transamerica BlackRock Global Allocation	March 1, 2010	1.00%
Transamerica BlackRock Large Cap Value	March 1, 2010	1.00%
Transamerica BlackRock Natural Resources	March 1, 2010	1.00%
Transamerica BNY Mellon Market Neutral Strategy	March 1, 2010	1.65%**
Transamerica Clarion Global Real Estate Securities	March 1, 2010	None
Transamerica Convertible Securities	March 1, 2010	1.35%
Transamerica Diversified Equity	March 1, 2011	1.17%*
Transamerica Equity	March 1, 2011	1.17%*
Transamerica Evergreen Health Care	March 1, 2010	None
Transamerica Evergreen International Small Cap	March 1, 2010	1.32%
Transamerica Federated Market Opportunity	March 1, 2010	1.05%
Transamerica Flexible Income	March 1, 2011	1.50%
Transamerica Growth Opportunities	March 1, 2011	1.40%*
Transamerica High Yield Bond	March 1, 2010	1.24%*
Transamerica Jennison Growth	March 1, 2010	None
Transamerica JPMorgan Core Bond	June 30, 2010	0.70%
Transamerica JPMorgan International Bond	March 1, 2010	0.75%
Transamerica JPMorgan Mid Cap Value	March 1, 2010	1.05%
[Transamerica Legg Mason Partners All Cap]	March 1, 2011	1.20%*
Transamerica Loomis Sayles Bond	March 1, 2010	0.88%
Transamerica Marsico Growth	March 1, 2010	None
Transamerica Marsico International Growth	March 1, 2010	1.31%
Transamerica MFS International Equity	March 1, 2010	None
Transamerica Money Market	March 1, 2011	0.48%
Transamerica Multi-Manager Alternative Strategies Portfolio	March 1, 2010	0.55%
Transamerica Multi-Manager International Portfolio	March 1, 2010	0.45%
Transamerica Neuberger Berman International	March 1, 2010	1.25%
Transamerica Oppenheimer Developing Markets	March 1, 2010	1.45%

	MAXIMUM
	OPERATING
	EXPENSE LIMIT
	EFFECTIVE
FUND NAME	THROUGH	EXPENSE LIMIT
Transamerica Oppenheimer Small- & Mid-Cap Value	March 1, 2010	1.15%
Transamerica PIMCO Real Return TIPS	March 1, 2010	None
Transamerica PIMCO Total Return	March 1, 2010	None
Transamerica Schroders International Small Cap	March 1, 2010	1.27%
Transamerica Science & Technology	March 1, 2010	1.18%
Transamerica Short-Term Bond	March 1, 2010	0.85%†
Transamerica Small/Mid Cap Value	March 1, 2010	1.40%
Transamerica Templeton Global	March 1, 2010	1.20%
Transamerica Third Avenue Value	March 1, 2010	1.00%
Transamerica Thornburg International Value	March 1, 2010	1.35%
Transamerica UBS Dynamic Alpha	March 1, 2010	1.65%**
Transamerica UBS Large Cap Value	March 1, 2010	1.02%
Transamerica Value Balanced	March 1, 2010	1.20%
Transamerica Van Kampen Emerging Markets Debt	March 1, 2010	1.15%
Transamerica Van Kampen Mid-Cap Growth	March 1, 2010	1.00%
Transamerica Van Kampen Small Company Growth	March 1, 2010	1.15%
Transamerica WMC Emerging Markets	March 1, 2010	1.40%

*	The Operating Expense Limit for Class P shares of: Transamerica Balanced shall be 1.10%, Transamerica Diversified Equity shall be 1.15%, Transamerica Equity shall be 1.15%, Transamerica Growth Opportunities shall be 1.40%, Transamerica High Yield Bond shall be 0.90% and Transamerica Legg Mason Partners All Cap shall be 1.40%.

**	Exclusive of dividend expense on short sales.

†	Effective May 1, 2009, the Investment Manager agrees to further reduce the Fund Operating Expenses of Transamerica Short-Term Bond by waiving 0.10% of its investment management fees payable to it by Transamerica Short-Term Bond for one year through May 1, 2010. In addition, the Investment Manager agrees that 0.10% of the 0.35% 12b-1 fee applicable to Class A shares of Transamerica Short-Term Bond will be waived for one year through May 1, 2010.

SCHEDULE B
TRANSAMERICA FUNDS
FUNDS SUBJECT TO EXPENSE REIMBURSEMENT
FUND NAME
Transamerica AllianceBernstein International Value*
Transamerica Asset Allocation — Conservative Portfolio
Transamerica Asset Allocation — Growth Portfolio
Transamerica Asset Allocation — Moderate Growth Portfolio
Transamerica Asset Allocation — Moderate Portfolio
Transamerica Balanced
Transamerica BlackRock Global Allocation*
Transamerica BlackRock Large Cap Value
Transamerica BlackRock Natural Resources
Transamerica BNY Mellon Market Neutral Strategy
Transamerica Convertible Securities
Transamerica Diversified Equity
Transamerica Equity*
Transamerica Evergreen International Small Cap
Transamerica Federated Market Opportunity*
Transamerica Flexible Income
Transamerica Growth Opportunities*
Transamerica High Yield Bond*
Transamerica JPMorgan Core Bond
Transamerica JPMorgan International Bond*
Transamerica JPMorgan Mid Cap Value
[Transamerica Legg Mason Partners All Cap*]
Transamerica Loomis Sayles Bond
Transamerica Marsico International Growth
Transamerica Money Market
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio*
Transamerica Neuberger Berman International*
Transamerica Oppenheimer Developing Markets*
Transamerica Oppenheimer Small-& Mid-Cap Value
Transamerica Schroders International Small Cap
Transamerica Science & Technology
Transamerica Short-Term Bond
Transamerica Small/Mid Cap Value
Transamerica Templeton Global
Transamerica Third Avenue Value
Transamerica Thornburg International Value
Transamerica UBS Dynamic Alpha
Transamerica UBS Large Cap Value
Transamerica Value Balanced*
Transamerica Van Kampen Emerging Markets Debt
Transamerica Van Kampen Mid Cap Growth*

Transamerica Van Kampen Small Company Growth
Transamerica WMC Emerging Markets

*	The Fund may not recapture any fees waived and/or reimbursed prior to March 1, 2008.